Exhibit 10.5

QUICKSILVER RESOURCES INC.
NONQUALIFIED STOCK OPTION AGREEMENT

Director: ____________________________
Number of Shares: ____________________
Date of Grant: ________________________
Exercise Price: ________________________
Expiration Date: _______________________
Type of Option: Nonqualified stock option

1.           Under the terms and conditions of the Quicksilver Resources Inc. Second Amended and Restated 2006 Equity Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, Quicksilver Resources Inc., a Delaware corporation (the “Company”), grants to the individual whose name is set forth above (the “Director”) an option to purchase the number of shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), set forth above at the price per share set forth above (the “Option”).  Terms not defined in this Agreement have the meanings set forth in the Plan.

2.           The Option will be for a term commencing on the Date of Grant set forth above and ending at 5:00 p.m. Central Time on the Expiration Date set forth above.  During the term hereof, the Option will become vested and exercisable in accordance with the schedule set forth below, provided that the Director has remained a member of the Board through each such vesting date:

Portion of Option Exercisable	On and After

[1/3	First Anniversary of Date of Grant]
[1/3	Second Anniversary of Date of Grant]
[1/3	Third Anniversary of Date of Grant]

Notwithstanding the vesting dates set forth above, in the event of a Change in Control while the Director is a member of the Board, the nonvested portion of the Option will become 100% vested and exercisable.

In the event that the Director ceases to be a member of the Board by reason of retirement at or after the age of 55 and completion of five years of service on the Board, disability (as determined by the Committee in good faith) or death, the nonvested portion of the Option will be forfeited immediately and the vested portion of the Option will expire one day prior to the fifth anniversary of such retirement, disability or death.

If the Director’s service on the Board is terminated for cause pursuant to Section 141(k) of the Delaware General Corporation Law (or any successor provision), the right to exercise this Option will terminate immediately.

If the Director ceases to be a member of the Board for any reason other than such retirement, disability, death or termination for cause, the nonvested portion of the Option will be forfeited immediately and the vested portion of the Option will expire on the date that is three months after the date that Director ceases to be a member of the Board.

Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option will expire and may not be exercised after the Expiration Date set forth above.

3.           The exercise price for shares purchased by the Director may be paid (i) in cash or personal check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock having a value on the date of exercise equal to the aggregate exercise price or (iii) by a combination of the foregoing methods.

4.           The Director will have none of the rights of a stockholder of the Company with respect to any shares of Common Stock underlying the Option until such time that the Director has been determined to be a stockholder of record by the Company’s transfer agent or one or more certificates of shares of Common Stock are delivered to the Director upon due exercise of the option.  Further, nothing herein will confer upon Director any right to remain in service on the Board.

5.           The Director hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Director under this Agreement without the Director’s consent.

ACCEPTED:
____________________
Signature of Director